SCHEDULE A

                            DATED NOVEMBER 17, 2014
                                     TO THE
                             SUB-ADVISORY AGREEMENT
                          DATED APRIL 28, 2008 BETWEEN
                         FROST INVESTMENT ADVISORS, LLC
                                      AND
                     THORNBURG INVESTMENT MANAGEMENT, INC.

The Adviser will pay to the Sub-Adviser as compensation for the Sub-Adviser's services rendered, a fee, computed daily at an annual rate based on the average daily net assets of the respective Fund as may be allocated by the Adviser to the Sub-Adviser from time to time under the following fee schedule:

FUND                                                                   RATE
----                                                                   -----
Frost International Equity Fund                                        0.50%



                                           FROST INVESTMENT ADVISORS, LLC

                                           By: /s/ Tom L. Stringfellow
                                           -------------------------------------
                                           Name:  Tom L. Stringfellow
                                           Title: President

                                           THORNBURG INVESTMENT MANAGEMENT, INC.

                                           By: /s/ Randy Dry
                                           -------------------------------------
                                           Name:  Randy Dry
                                           Title: VP